Exhibit 3.43

State of Delaware Secretary of State Division of Corporations Delivered 11:04 AM 10/04/2010 FILED 10:58 AM 10/04/2010 SRV 100963732 - 4294303 FILE

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF FORMATION

OF

QUICKSILVER GAS SERVICES OPERATING LLC

The undersigned, an Authorized Person of Quicksilver Gas Services Operating LLC, a Delaware limited liability company (the “Company”), does hereby submit the following Certificate of Amendment to the Certificate of Formation of the Company, effective as of October 4th, 2010:

ARTICLE I

The name of the Company is Quicksilver Gas Services Operating LLC.

ARTICLE II

Article One of the Company’s Certificate of Formation is hereby deleted and amended to read in its entirety as follows:

“ARTICLE ONE

The name of the limited liability company is Crestwood Gas Services Operating LLC.”

IN WITNESS WHEREOF, the undersigned has executed this certificate effective as of the date set forth above.

CRESTWOOD GAS SERVICES OPERATING LLC

By:	Crestwood Midstream Partners LP, its sole member

	By:	Crestwood Gas Services GP LLC, its general partner

By:
		Name:	William G. Manias
		Title:	Chief Financial Officer and Secretary